As filed with the Securities and Exchange Commission on August 22, 2023,

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	82-3751728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Maxess Road

Melville, NY 11747

(631) 574-4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Hayes

Sharps Technology, Inc.

105 Maxess Road

Melville, NY 11747

(631) 574-4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [   ], 2023

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock and warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “STSS” and “STSSW”, respectively. On August 18, 2023, the last reported sale price of our common stock was $0.80 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on Nasdaq or any other securities exchange.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of August 18, 2023, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $8.9 million, based on 11,655,936 shares of outstanding common stock, of which approximately 9.8 million shares were held by non-affiliates, and a closing sale price of our common stock of $0.80 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Sharps Technology, Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to Sharps Technology, Inc., and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our website at www.sharpstechnology.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Quarterly Reports for the first quarter ended March 31, 2023 (filed with the SEC on May 15, 2023), as well as for the second quarter ended June 30, 2023 (filed with the SEC on August 14, 2023);
●	our Annual Report for the year ended December 31, 2022 (filed with the SEC on March 31, 2023);
●	the description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Sharps Technology, Inc.

105 Maxess Road

Melville, New York 11747

(631) 574-4436

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, these forward-looking statements are based on current expectations, estimates, and projections about Sharps Technology, Inc.’s industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product, services, and maintenance revenue, annual savings associated with the organizational changes effected in prior years, and short- and long-term cash needs. In some cases, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” variations of these words, and similar expressions are intended to identify forward-looking statements. The statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. Risks and uncertainties of our business include those set forth in our Form S-1 (File No. 333-263715) declared effective by the SEC on April 13, 2022, under the heading, “Risk Factors,” as well as additional risks in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

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OUR BUSINESS

Sharps Technology, Inc., is a medical device company that has designed various smart safety syringes, certain of which are patented, and is seeking to commercialize them. We were incorporated under the laws of the State of Nevada in the first quarter of 2022. Sharps was incorporated to purchase, develop, and commercialize a body of intellectual property resulting in a family of smart safety syringe products. Sharps closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, new designs and iterations, samples, regulatory files, manufacturing files, product testing files, and market research files relating to such safety syringe products.

In June 2020, we entered into an asset/share purchase agreement with Safegard Medical Kft. And certain other parties, and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including the Securegard product line of safety syringes and a manufacturing facility in Hungary, registered with the FDA and CE, for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 28,571 shares of common stock and 35,714 stock options with an exercise price of $7.00 USD. Under the Safegard Agreement, Sharps was granted the right to operate the facility in Hungary at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Sharps’ smart safety syringe products, which we refer to as Securgard™ and Sharps Provensa™, are ultra-low waste syringes that incorporate both safety and reuse prevention features, which we believe will provide us a competitive advantage over other syringes. The Sharps Securegard is a multi-feature safety syringe that had gained market acceptance prior to Sharps’ acquisition but not been marketed or sold for several years due to a decision by the previous owners to wind down the business. It is both FDA and WHO approved and carries the European CE Mark. The Sharps Provensa is a patented safety syringe that gained FDA clearance for subcutaneous and intramuscular injections in June 2006. Both product lines are focused on innovatively addressing the important needs of the global healthcare market in the area of disposable syringes.

On September 29, 2022, the Sharps Technology entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which Sharps will provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors. The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods. The Agreement includes provisions for collaborations in the areas of Manufacturing and Supply, a Pharma Services Program, and Distribution, as detailed below. NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

Through the Nephron Agreement, Sharps is entering into a manufacturing and supply agreement with InjectEZ regarding the development and manufacture of high value pre-fillable syringe systems that can be used by the healthcare industry, pharmaceutical markets and including Nephron on terms agreed upon by the parties. The Nephron Agreement will allow for the supply of the pre-fillable systems of different sizes and with specialized technology that will be compatible with industry standards and technology beginning in the third quarter, as recently advised by Nephron. The Agreement also allows for further expansion of manufacturing capabilities by Sharps Technology working with InjectEZ to support future industry and customer demand of pre-fillable systems as detailed in the Agreement.

Additionally, Sharps is entering into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by Sharps and can be purchased by the healthcare industry, pharmaceutical markets, as well as by Nephron.

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe products. We intend to market these products to the US and foreign governments. In certain situations, we will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

We expect that the Sharps Securegard product line will represent our initial disposable syringe platform to be commercially available to the market. The Securegard platform has an advanced set of features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

There have been delays in the commercialization of the Sharps Provensa product line. The Provensa product’s combination of specialized technology has created the need for further optimization related to the final assembly steps for the product. This was identified as we moved towards commercialization for the product line and the need to generate production quantities to support customer orders. This type of delay is typical with the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. We are endeavoring to address all obstacles to advance the commercialization of the Provensa product line as soon as possible.

Our principal executive offices are located at 105 Maxess Road, Suite 124, Melville, NY 11747. Our telephone number is (631) 574-4436. We maintain a website at www.sharpstechnology.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our Form S-1 (File No. 333-263715) declared effective by the SEC on April 13, 2022, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

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DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, par value $0.0001 per share of the Company, as well as certain provisions of our restated articles of incorporation (as amended, our “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. We have designated one share of preferred stock as Series A Preferred Stock. As of the close of business on July 31, 2023, there were 11,655,936 shares of common stock and 1 share of Series A Preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

Our common stock is traded on Nasdaq under the symbol “STSS.”

The transfer agent and registrar for our common stock is VStock Transfer LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock and is outstanding and held by our former co-chairman and chief operating officer, Alan Blackman.

The Series A Preferred Stock entitles the holder to 29.5% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock is not convertible to common stock, has no rights to dividends, and has no liquidation rights.

On December 22, 2022, the Company filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s Chief Operating Officer, Alan Blackman who is the holder of the Series A Preferred Stock.

In the event the Company is sold during the two-year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price. Pursuant to an arrangement with Alan Blackman effective July 27, 2023, Mr. Blackman has ]granted the board the right to vote such shares during the period that the Company is making certain payments to him Once, the Company makes the necessary payments, the share of Series A Preferred Stock will be surrendered for cancellation.

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Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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Anti-Takeover Effects of Our Charter Documents

Provisions of our restated articles of incorporation, as amended, and amended and restated bylaws, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated articles of incorporation, as amended, and amended and restated bylaws:

●	permit our board of directors to issue up to 1,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);
●	provide that the authorized number of directors may be changed only by resolution of the board of directors;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

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DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase shares of common stock, and/or preferred stock in one or more series. Warrants may be offered independently or together with shares of common stock, and/or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of shares of common stock or preferred stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each share of common stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related shares of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

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Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the shares of common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue shares of common stock or preferred stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common stock or preferred stock;

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●	pay any cash to all or substantially all holders of our common stock or preferred stock, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common stock or preferred stock; or

●	issue common stock, preferred stock or additional shares or other securities or property to all or substantially all holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants or preferred stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for shares of common stock or preferred stock, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants or preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common stock or preferred stock; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements of Sharps Technology, Inc. for the years ended December 31, 2022, and 2021, appearing in Sharps Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Manning Elliott LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Manning Elliot LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

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Sharps Technology, Inc.

$200,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$5,510
Printing and duplicating expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and trustee fees	(1)
Miscellaneous expenses	(1)
Total (2)	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes (“NRS”).

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

ITEM 16.	EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)	That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on August 22, 2023.

SHARPS TECHNOLOGY, INC.

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Hayes his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer, Director	August 22, 2023
Robert M. Hayes

/s/ Andrew R. Crescenzo	Chief Financial Officer	August 22, 2023
Andrew R. Crescenzo

/s/ Dr. Soren Bo Christiansen	Co-Chairman	August 22, 2023
Dr. Soren Bo Christiansen

/s/ Paul K. Danner	Director	August 22, 2023
Paul K. Danner

/s/ Timothy J. Ruemler	Director	August 22, 2023
Timothy J. Ruemler

/s/ Brenda Baird Simpson	Director	August 22, 2023
Brenda Baird Simpson

/s/ Jason Monroe	Director	August 22, 2023
Jason Monroe

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1(1)	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1; No. 333-263715, as amended, originally filed with the Securities and Exchange Commission on March 18, 2022).
3.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1; No. 333-263715, as amended, originally filed with the Securities and Exchange Commission on March 18, 2022).
3.3	Bylaws of Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1; No. 333-263715, as amended, originally filed with the Securities and Exchange Commission on March 18, 2022).
4.1(1)	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.2(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.3(1)	Form of Specimen Preferred Stock Certificate and Certificate of Designations of Preferred Stock.
4.4(1)	Form of Rights Agreement.
4.5(1)	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Sichenzia Ross Ference LLP (filed herewith).
23.1	Consent of Manning Elliot LLP (filed herewith).
23.2	Consent of Sichenzia Ross Ference LLP (included in the Exhibit 5.1).
24	Power of Attorney (included on signature page).
101	Interactive Data File
107	Calculation of Filing Fee Table

(1) To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

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